Exhibit 10.6

Execution Copy

DEBTOR IN POSSESSION FINANCING

TERM SHEET

FOR

VERASUN DYERSVILLE, LLC,

AS DEBTOR IN POSSESSION

IN BANKRUPTCY CASE NO. 08-12617 (BLS)

UNITED STATES BANKRUPTCY COURT, DISTRICT OF DELAWARE

November 3, 2008

AGSTAR FINANCIAL SERVICES, PCA, as Postpetition Lender, hereby provides VERASUN DYERSVILLE, LLC, a Delaware limited liability company (the “Borrower”) with the following financing proposal.

Reference is made herein to the following Prepetition Credit Agreement:

Credit Agreement dated as of February 7, 2007, by and among VeraSun Dyersville, a Delaware limited liability company, AgStar Financial Services, PCA, the commercial, banking or financial institutions whose signatures appear on the signature pages thereof (AgStar and such commercial, banking or financial institutions are sometimes hereinafter collectively the “Banks” and individually a “Bank”), and AgStar Financial Services, PCA for itself and the other Banks; as the same has been amended by that certain Amendment No. 1 to Credit Agreement dated October 19, 2007, and that certain Amendment No. 2 to Credit Agreement dated November 1, 2007, and that certain Amendment No. 3 to Credit Agreement dated July 31, 2007, and that certain Amendment No. 4 to Credit Agreement dated as of October 23, 2008 (as amended the “Prepetition Credit Agreement”).

Unless otherwise expressly defined herein, capitalized terms used herein shall have the same meaning ascribed to them in the Prepetition Credit Agreement or in the Interim Order attached hereto as Exhibit B (the “Interim Order”). Terms and conditions of the proposal are as follows:

Borrower:	VeraSun Dyersville, LLC, a Delaware limited liability company, as Debtor in Possession in Bankruptcy Case No. 08-12617 (BLS), United States Bankruptcy Court, District of Delaware (“Borrower’s Chapter 11 Case”).

Postpetition Lender:	AgStar Financial Services, PCA

Guarantor:	U.S. BioEnergy Corporation, a Delaware corporation, as Debtor in Possession in Bankruptcy Case No. 08-12612 (BLS), District of Delaware

Postpetition Revolving Credit Facility:

A revolving credit facility (the “Postpetition Loan”) to be made available to the Borrower, pursuant to the terms of this Term Sheet and the Interim Order in an amount not to exceed $3,000,000.00 as the Interim Facility and, from and after entry of the Final Order, $5,000,000.00 as the aggregate Postpetition Loan, pursuant to the terms of this Term Sheet, the Final Order and the Postpetition Financing Documents (the “Postpetition Commitment”).

Advances under the Postpetition Loan are subject to Postpetition Loan Availability until the Postpetition Loan Maturity Date.

Amounts borrowed under the Postpetition Loan may be borrowed, repaid, and reborrowed by the Borrower prior to the Postpetition Loan Maturity Date.

Closing Date:	November 3, 2008

Purpose:

Upon entry of the Interim Order and acceptance of this Term Sheet, the Postpetition Lender shall make available to the Borrower the Interim Facility in an amount up to $3,000,000.00 for the Borrower’s working capital needs as itemized in the DIP Budget attached hereto as Exhibit A, subject to the terms and conditions in the Interim Order, and this Term Sheet; provided, however, that nothing herein or in the Interim Order shall bind the Postpetition Lender to any Plan incorporating the terms set forth in this Term Sheet or the Postpetition Financing Documents, without the prior express written consent of the Postpetition Lender.

Upon entry of the Final Order on or before December 10, 2008 approving the Postpetition Financing Documents, each of which must be acceptable to the Postpetition Lender and satisfaction of the conditions precedent to closing set forth therein, the Postpetition Lender shall make available to the Borrower Debtor In Possession financing in an aggregate amount up to $5,000,000.00 for the Borrower’s working capital needs as itemized in the DIP Budget attached to the Final Order, subject to the terms and conditions in the Final Order, this Term Sheet, and the Postpetition Financing Documents; provided, however, that nothing herein or in the Final Order shall bind the Postpetition Lender to any Plan incorporating the terms set forth in this Term Sheet or the Postpetition Financing Documents, without the prior express written consent of the Postpetition Lender.

Maturity Date:	The Interim Facility shall mature on the earlier of the entry of the Final Order or December 10, 2008.

The Postpetition Loan will mature on November 3, 2009, or on such earlier date as provided in the Interim Order, the Final Order or the Postpetition Financing Documents.

Security:

The Borrower hereby grants to the Postpetition Lender a first priority perfected Security Interest in all of the real and personal property of the Borrower, whether now owned or hereafter acquired (the “Collateral,” as such property is more fully described in the Prepetition Credit Agreement), without any requirement for the execution, delivery, recording or filing of any security agreement, mortgage, deed of trust, financing statement or similar document, instrument or agreement covering such Collateral; provided, however, that the liens and Security Interests granted to the Postpetition Lender under the Interim Order and the Final Order shall not extend to causes of action under Chapter 5 of the Bankruptcy Code or the proceeds thereof.

During the term of the Postpetition Loan Borrower shall not grant or permit any Security Interest in the Collateral to any other Person, other than certain permitted liens agreed to by the Postpetition Lender (the “Permitted Liens”).

The Borrower shall execute and deliver to the Postpetition Lender all such mortgages, security agreements, control agreements, deeds of trust or other documents and instruments as may be reasonably required by the Postpetition Lender to evidence and secure the Postpetition Loan pursuant to the terms of this Term Sheet, the Interim Order, and the Final Order, and the other Postpetition Financing Documents.

Interest Rate:

The outstanding principal amount of the Postpetition Loan shall bear interest at the LIBOR Rate (as defined in the Prepetition Credit Agreement) plus 700 basis points.

A Default Rate shall apply on the Postpetition Loan as set forth in the Prepetition Credit Agreement.

Postpetition Loan Availability:

Advances under the Postpetition Loan may be made subject to availability of the Postpetition Loan under the Postpetition Credit Agreement, and will be limited to the lesser of the Postpetition Loan Commitment (stated above) and the Borrowing Base (as defined below).

The Borrowers shall submit an updated Borrowing Base Certificate (substantially in the form attached to this Term Sheet as Exhibit C) on the Closing Date and may on the Closing Date request an Advance on the Postpetition Loan in an amount not to exceed the lesser of (a) $3,000,000.00 or (b) the Borrowing Base.

The Borrower may submit an updated Borrowing Base Certificate on any day, but not less frequently than monthly.

The Borrower shall submit an updated Borrowing Base Certificate with each Request for Advance on the Postpetition Loan and at any other time upon request of the Postpetition Lender.

Borrowing Base:

The Borrowing Base shall be an amount equal to:

100% of Eligible Accounts Receivable and 100% of Eligible Inventory, (as such terms are defined in the Prepetition Credit Agreement), as determined in the manner set forth in the Borrowing Base Certificate, attached hereto as Exhibit C. All references in the Prepetition Credit Agreement to Provista Renewable Fuels Marketing LLC shall be amended to refer to “Verasun Marketing LLC”.

Adequate Protection & Interest Payments:

Payment of Adequate Protection Payments (as defined in the Interim Order) and all accrued interest on the Postpetition Loan shall be paid by the Borrower on the first day of each month, beginning on December 1, 2008, and monthly thereafter, and on the Maturity Date, to the Postpetition Lender and to the Agent for the benefit of the Banks, under the Prepetition Credit Agreement; provided, however, the rights of all interested parties to later assert that the Adequate Protection Payments should be re-allocated to principal in accordance with Section 506 of the Bankruptcy Code are reserved.

The unpaid balance of the Postpetition Loan is due in its entirety on the Maturity Date. Interest shall be calculated on the actual number of days the Postpetition Loan is outstanding on the basis of a year consisting of 365 days.

Conditions Precedent To Closing on the Interim Amount:	• Entry of the Interim Order; and • Execution and delivery of this Term Sheet.

Representations and Warranties:	The Postpetition Financing Documents shall contain representations and warranties of the Borrower acceptable to the Lender.

Affirmative Covenants:	The Postpetition Financing Documents shall contain affirmative covenants of the Borrower acceptable to the Lender.

Reports:	So long as Borrower’s obligations under the Postpetition Loan shall remain unpaid or the Postpetition Lender shall have any commitment under the Postpetition Loan, the Borrower shall, unless the Postpetition Lender shall otherwise consent in advance in writing:

•        Provide Postpetition Lender with all reports required to be delivered by Borrower under Section 5.01(c) of the Prepetition Credit Agreement.

•        Provide Postpetition Lender with all reports filed with the United States Trustee in the Borrower’s Chapter 11 Case.

Negative Covenants:	The Postpetition Financing Documents shall contain negative covenants of the Borrower acceptable to the Lender.

Events of Default:

The occurrence of any of the following shall constitute an Event of Default under this Term Sheet:

•        Failure to comply with the terms and conditions set forth in this Term Sheet, the Interim Order, the Postpetition Financing Documents, and the Prepetition Credit Agreement (except those Events of Default set forth in Section 6.01(g) of the Prepetition Credit Agreement); and

•        if, on or before December 10, 2008, a Final Order approving the Postpetition Financing Documents, acceptable to Postpetition Lender has not been entered.

Remedies:

Upon the occurrence of an Event of Default, as defined in this Term Sheet, the Postpetition Lender:

•        shall be entitled to exercise all of the remedies set forth in the Interim Order; and

•        the Postpetition Lender shall no longer be obligated to make further Advances to the Borrower under the Postpetition Loan.

Commitment and Administration Fees:

Borrower shall pay to Postpetition Lender on the Closing Date a fee equal to one percent (1.0%) of the aggregate Postpetition Loan Commitment. Postpetition Lender is authorized to advance from the Postpetition Loan an amount equal to such Commitment Fee.

In addition to the foregoing Commitment Fee and such other fees required or set forth in this Term Sheet or in the Interim Order, Borrower shall pay to Postpetition Lender on the Closing Date an administration fee equal to one-half of one percent (0.5%) of the aggregate Postpetition Loan Commitment. Postpetition Lender is authorized to advance from the Postpetition Loan an amount equal to such Administration Fee.

Expenses:	The Borrower shall reimburse the Postpetition Lender for all reasonable costs and expenses, including legal fees, in connection with the negotiation, documentation, execution, syndication and delivery of the Postpetition Loan and the Borrower’s Bankruptcy. Postpetition Lender is authorized to advance from the Postpetition Loan an amount equal to such fees.

If not acted on, these terms will expire on Tuesday, November 4, 2008 at 5:00 p.m. (CST). Please return a signed copy of this letter to evidence your acceptance of the terms and conditions contained in this Term Sheet.

Sincerely,

/s/ Donald S. Farm

This Term Sheet is accepted this 3 day of November 2008 by: Donald S. Farm, Jr. Senior Vice President, AgriBusiness Capital AgStar Financial Services, PCA

SIGNATURE PAGE TO

DEBTOR IN POSSESSION FINANCING

TERM SHEET

FOR

VERASUN DYERSVILLE, LLC,

AS DEBTOR IN POSSESSION

IN BANKRUPTCY CASE NO. 08-12617 (BLS)

UNITED STATES BANKRUPTCY COURT, DISTRICT OF DELAWARE

BORROWER:

VERASUN DYERSVILLE, LLC a Delaware limited liability company

By	/s/ Danny C. Herron
Name:	Danny C. Herron
Title:	President and Chief Financial Officer

GUARANTOR:

US BIOENERGY CORPORATION, a South Dakota corporation

By:	/s/ Danny C. Herron
Name:	Danny C. Herron
Its:	President and Chief Financial Officer

EXHIBIT A

DIP BUDGET

EXHIBIT B

INTERIM ORDER

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrowing Base Calculation

Detailed Calculation

For Month Ending	,
Date Delivered:	,
Reporting Entity VeraSun

1	Eligible Accounts Receivable
Intercompany Receivables: The lesser of $0.30 per gallon at 110% of the immediately preceding month’s production or actual Intercompany Receivables not to exceed $3,000,000.00

$

2	Inventory: Corn or other input feedstock, chemicals, DGS,
and other byproducts Inventory (lower of cost or market):
	Ending Corn Inventory	$
	Ending Other Input Feedstock and Chemicals Inventory	$
	Ending DGS & other byproducts Inventory	$
	Total Corn, Other Input Feedstock & Chemicals, DGS & other byproducts Inventory	$
	Total Corn, Other Input Feedstock & Chemicals, DGS & other byproducts Inventory		$
(Sum of ending corn, other input feedstock, chemicals
DGS, Inventory and other byproducts)

3	Ethanol Inventory (lower of cost or market)		$

4	Total Borrowing Base (Total from 1, 2 and 3)		$

5	Outstanding Revolving Line of Credit Loan Balance		$

6	Excess or Deficit (Line 4 minus line 5)		$

Date Prepared

BORROWER REPRESENTS AND WARRANTS:

1. With respect to the information in this Borrowing Base Certificate and any accompanying work papers related hereto (i) such information is true, complete and correct as of the date set forth above as the Date Prepared; (ii) no information has been omitted which would make the foregoing misleading; (iii) there has been no significant change in the value of the items set forth on this Borrowing Base Certificate (the “Borrowing Base Collateral”) since the date set forth above as the Date Prepared; and (iv) there exists no Event of Default or any event which with the giving of notice or the passing of time or both would constitute an Event of Default.

2. The Borrowing Base Collateral and the amounts reflected in this Borrowing Base Certificate (i) are genuine and in all respects are what they purport to be: (ii) presently are and will continue at all times to be subject to Postpetition Lender’ duly perfected, first priority security interest and no other lien; and (iii) to the best of Borrower’s knowledge comply in all material respects with the eligibility criteria for any Borrowing Base items, respectively, and to the best of Borrower’s knowledge comply in all material respects with the representations and warranties contained in the Security Agreement.

The undersigned certifies that the amounts shown are true and correct from Borrower’s accounts and records as of the Date Prepared as indicated above, and there have been no material adverse changes therein since the above date. The information provided in the Borrowing Base Certificate is consistent with the requirements of the Postpetition Credit Agreement.

Approved and Certified By:
VERASUN DYERSVILLE, LLC

Its: